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                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 1, 2001, by and between netGuru, Inc., a Delaware corporation ("Employer"), and Amrit K. Das ("Employee").

                                    RECITALS

                  A. The parties acknowledge that Employee has abilities and expertise that are unique and valuable to the Company.

                  B. In view of such abilities and expertise, the Company desires to retain Employee as Chairman and Chief Executive Officer of the Company.

                  C. The Company and Employee have determined that such engagement of Employee is mutually beneficial and should be subject to a mutually acceptable written agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises, the following mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree, intending to be legally bound, as follows:

         1. TERM. Employer hereby employs Employee and Employee hereby accepts employment on the terms and conditions hereinafter set forth. The term shall commence on the date of this Agreement and shall terminate on May 31, 2006. The term may be sooner terminated as hereinafter provided, and if the term is so terminated, all references herein to the "term" of this Agreement shall mean the original term as so shortened, except where the context otherwise requires.

         2. DUTIES. Employee agrees to serve Employer as its Chairman of the Board and Chief Executive Officer or in such other capacities as may be requested from time to time by the Board of Directors of Employer. During the term of this Agreement, Employee will devote his full time and exclusive attention to, and use his best efforts to advance, the business and welfare of Employer. During the term of this Agreement, Employee will not engage in any other employment activities for any direct or indirect remuneration without the prior written consent of Employer. Employee shall not be required to relocate from Orange County, California, but agrees to undertake all reasonable travel required by Employer to be conducted in connection with the performance of his duties.

         3. SALARY AND BENEFITS.

                  3.1 BASE SALARY. During the term of this Agreement, Employer shall pay Employee a yearly salary of Three Hundred Twelve Thousand Dollars ($312,000), or such greater amount as may be established by the Compensation Committee of Employer's Board of Directors. Employee's salary shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer. Employee's salary is subject to payroll deductions as may be necessary or customary in respect of salaried personnel. During the term of this Agreement, Employee's base salary be reviewed by the Compensation Committee of Employer's Board of Directors at least annually and shall be increased to be substantially consistent with increases in base salary generally awarded to chief executive officers in Employer's industry with similar financial performance. Any increase in base salary shall not serve to limit or reduce any other obligation to Employee under this Agreement. Employee's base salary shall not be reduced after any such increase.

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                  3.2 INCENTIVE COMPENSATION. In addition to the base salary to which Employee is entitled pursuant to Section 3.1, Employee shall be eligible to receive additional compensation (a "Bonus"), for each fiscal year of Employer, promptly after the determination thereof, but in any event not later than the end of the third month of the fiscal year next following the fiscal year for which the Bonus is awarded, a sum determined by the Compensation Committee of Employer's Board of Directors in the Committee's sole discretion. The Bonus payable to Employee, if any, under this Section 3.2 shall be prorated for any partial fiscal year that occurs during the employment term.

                  3.3 VACATIONS. Employee shall be entitled to four (4) weeks of paid vacation in each year during the term of this Agreement.

                  3.4 MEDICAL INSURANCE AND OTHER BENEFITS. During the term of this Agreement Employer shall furnish Employee with the same medical and hospital insurance and other benefits furnished to other salaried employees of Employer.

         4. CONFIDENTIAL INFORMATION AND RESTRICTED ACTIVITIES.

                  4.1 NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Employee acknowledges that Employer continually develops Confidential Information (as defined in Section 4.7), that Employee may develop Confidential Information for Employer and that Employee may lean of Confidential Information during the course of his employment. Employee will comply with Employer's policies and procedures for protecting Confidential Information and, except as required by the nature of his duties, Employee will never, directly or indirectly, use or disclose any Confi-dential Information without the prior written consent of Employer's Board of Directors. Employee understands that this restriction will continue to apply after his employment terminates.

                  4.2 USE AND RETURN OF PROPERTY AND DOCUMENTS. Employee will protect the integrity of Confidential Information and keep confidential all documents, customer lists, records of research, proposals, reports, memoranda, computer software and programming, financial information, and other materials ("Documents") including any copies thereof, in which Confidential Information may be contained. Employee will not copy any Documents except as required by the nature of his duties. Employee will not remove any Documents or copies from Employer's premises unless authorized by Employer's Board of Directors. Employee will return to Employer immediately after his employment terminates all Documents and copies and any other property of Employer then in his possession or control.

                  4.3 ASSIGNMENTS OF RIGHTS. Employee will promptly and fully disclose all Company Property (as defined in Section 4.7) to Employer. Employee hereby assigns and agrees to assign to Employer (or as otherwise directed by Employer) his full right, title and interest to all Company Property. Employee agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and do such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by Employer to assign the Company Property to Employer and to permit Employer to enforce any patents, copyrights or other proprietary rights in the Company Property. Employee will not charge Employer for his time spent in complying with these obligations. All copyrightable works that Employee creates shall be considered "works made for hire".

                  4.4 NON-RECRUITMENT. For a period of one (1) year after his employment with Employer terminates, Employee will not, and will not assist anyone else to, hire any employee of Employer or seek to persuade any employee of Employer to discontinue employment or to become employed in any business directly or indirectly competitive with Employers business, nor seek to persuade any independent contractor or supplier of Employer to discontinue its relationship or violate any agreement with Employer.

                  4.5 RESTRICTED ACTIVITIES. Employee agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interest of Employer. While Employee is employed by Employer

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         and for a period of one (1) year after his employment terminates
         Employee will not compete, directly or indirectly, with Employer in the geographic areas listed on the Non-Competition Schedule attached hereto, whether as an employee, consultant, agent, partner, principal, investor or otherwise. Specifically, but without limiting the foregoing, Employee agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of Employer as conducted at any time during his employment. Restricted activity shall include accepting employment or a consulting position with any person who is, or at any time within one year prior to Employee's termination has been, a sponsor or competitor of Employer. For purpose of this provision, the business shall include all services offered by the Company in any manner. The foregoing restrictions shall not prevent Employee's owning one percent (1%) or less of the equity securities of any publicly traded company.

                  4.6 NOTIFICATION REQUIREMENT. Until six (6) months after the period set forth in Section 4.5, Employee will notify Employer in writing of any change in his address and of each new job or other business activity in which he plans to engage, at least thirty (30) days prior to beginning such job or activity. Such notice shall state the name and address of any new employer and the nature of Employee's position.

                  4.7 DEFINITIONS: For the purposes of this Agreement, the following definitions shall apply:

                  "COMPANY PROPERTY" means developments, methods of doing business, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to writing or practice by Employee (whether alone or with others, and whether or not during normal business hours or on or off Employer's premises) during Employee's employment that relate to either the services provided by, business of, or any prospective activity of, Employer known to Employee as a result of his employment.

                  "CONFIDENTIAL INFORMATION" shall mean any and all information of Employer that is not generally known in the information security and printed circuit board industries or that is not generally known by others with whom Employer does or plans to compete or do business. Confidential Information includes, without limitation, such information relating to (i) Employer's development, research and marketing activities, (ii) Employer's strategic plans, (iii) the identity and special needs of Employer's customers and (iv) people and organizations with whom Employer has business relationships and those relationships. Confidential Information also includes such information that Employer may receive or have received belonging customers or others who do business with Employer and, except to the extent disclosed by Employer on a non-confidential basis, the Company Property.

                  4.8 REMEDIES. Employee acknowledges that, were he to breach the provisions of this Section 4, the harm to Employer would be irreparable. Employee therefore agrees that, in addition to damages and attorneys' fees, Employer shall be entitled to obtain (and Employee will not contest) preliminary and permanent injunctive relief against any such breach, without having to post a bond.

                  4.9 ENFORCEABILITY OF COVENANTS. The parties hereto intend that the covenants and agreements contained in this Section 4 shall be deemed to include a series of separate covenants and agreements, one for each and every geographic area listed on the Non-Competition Schedule attached hereto. If in any judicial proceeding a court shall refuse to enforce all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

         5. EXPENSES. Employer will pay or reimburse Employee for such reasonable travel, entertainment or other expenses as he may incur at the request or for the benefit of Employer during the term of this Agreement in connection with the performance of his duties hereunder. Employee shall furnish Employer with such evidence that such expenses were incurred as Employer may from time to time reasonably require or request.

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         6. PARTIAL DISABILITY OF EMPLOYEE. If Employee becomes disabled by reason of illness or other incapacity extending for a period of more than fifty-two (52) consecutive weeks during which Employee is unable to perform his duties hereunder on a full-time basis but is able to perform his duties hereunder on a part-time basis, all amounts otherwise payable to Employee shall be proportionately reduced with respect to the period commencing at the end of said fifty-two (52) week period to reflect the extent to which Employee's working time is reduced below a level which would result in Employee working eighteen hundred (1,800) hours per year. In determining when Employee becomes disabled, the same criteria shall be applicable as are used in the disability insurance policy Employer maintains for its employees.

         7. TERMINATION. This Agreement, and all obligations of Employer to pay base salary, Bonuses and benefits to Employee, shall terminate on the first to occur of the following:

         (a) The death of Employee;

         (b) The permanent disability of Employee (which, for purposes hereof, shall have the same meaning as in Employer's disability insurance policy or, in the absence of such a policy, the continuous loss of one-half (1/2) or more of the time spent by Employee in the usual daily performance of his duties a result of physical or mental illness for a period in excess of ninety (90) consecutive days);

         (c) At such time, if any, as Employer ceases to conduct business for any reason whatsoever; or

         (d) At the election of Employer, for good cause (as defined in Section
8).

         8. GOOD CAUSE. The term "good cause" is defined as any one or more of the following occurrences:

         (a) Employee's breach of any of the covenants contained in Section 4 of this Agreement;

         (b) Employee's conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved;

         (c) Employee's commission of an act of fraud, whether prior to or subsequent to the date hereof upon Employer;

         (d) Employee's continuing repeated willful failure or refusal to perform his duties as required by this Agreement, provided, that termination of Employee's employment pursuant to this paragraph (d) shall not constitute valid termination for cause unless Employee shall have first received written notice from the Board of Directors of Employer stating with specificity the nature of such failure or refusal and affording Employee at least thirty (30) days to correct the act or omission complained of; or

         (e) Gross negligence, insubordination, material violation by Employee of any duty of loyalty to Employer or any other material misconduct on the part of Employee, provided that termination of Employee's employment pursuant to this paragraph (e) shall not constitute valid termination for cause unless Employee shall have first received written notice from the Board of Directors of Employer stating with specificity the nature of such failure or refusal and affording Employee at least thirty (30) days to correct the act or omission complained of.

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         9. EFFECT OF TERMINATION WITHOUT GOOD CAUSE. If Employee's employment with Employer is terminated for any reason other than those set forth in Section 8, then Employee shall (a) continue to be paid base salary and Bonuses pursuant to Section 3 for the remainder of the term of the Agreement, (b) continue to receive all benefits and perquisites which he had been receiving immediately prior to such termination for the remainder of the term of the Agreement, and
(c) be immediately vested in all stock options to which he would have been entitled during the full term of the Agreement had the termination not occurred.

         10. MISCELLANEOUS.

                  10.1 MODIFICATION AND WAIVER OF BREACH. No waiver or modification of this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

                  10.2 ASSIGNMENT. The rights of Employer under this Agreement may, without the consent of Employee, be assigned by Employer, in its sole and unfettered discretion (a) to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of Employer, or (b) to any subsidiary or affiliate of Employer, or any transferee, whether by purchase, merger or otherwise, which directly or indirectly acquires all or substantially all of the assets of Employer or such subsidiary or affiliate.

                  10.3 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) Employer, 22700 Savi Ranch Parkway, Yorba Linda, California 92887, Attention: Chairman and Chief Executive Officer, or (b) Employee, 1043 S. Taylor Court, Anaheim Hills, CA 92808. Any such party may change said party's address for purposes of this Section by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

                  10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  10.5 CONSTRUCTION OF AGREEMENT. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California applicable to agreements executed and to be performed in California.

                  10.6 COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all previous oral and written and all contemporaneous oral negotiations, commitments, writings, and understandings.

                  10.7 NON-TRANSFERABILITY OF INTEREST. None of the rights of Employee to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Employee. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Employee to receive any form of compensation to be made by Employer pursuant to this Agreement shall be void.

                  10.8 SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction or under any other circumstance.

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                  10.9 REMEDIES CUMULATIVE; NO WAIVER. No remedy conferred upon
         Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Employer from time to time as often as may be deemed expedient or necessary be Employer in its sole discretion.

                  10.10 LEGAL FEES. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

EMPLOYEE:                                   EMPLOYER:

                                            NETGURU, INC.

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        Amrit K. Das                        By:
                                               -------------------------------
                                                    Jyoti Chatterjee
                                                    Corporate President and
                                                    Chief Operating Officer

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